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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 17, 2004



                             Charming Shoppes, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                  Pennsylvania
                 (State or Other Jurisdiction of Incorporation)


             000-07258                                  23-1721355
      (Commission File Number)             (I.R.S. Employer Identification No.)


     450 Winks Lane, Bensalem, PA                        19020
(Address of Principal Executive Offices)               (Zip Code)


                                 (215) 245-9100
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.   Regulation FD Disclosure.

     On August 17, 2004, the Company issued a press release advising that it has been notified by Standard & Poor's that the Company's common stock has been deleted from the Standard & Poor's Neural Fair Value 20 (NVF20) Portfolio. The text of the press release is as follows:

                              FOR IMMEDIATE RELEASE
 CHARMING SHOPPES DELETED FROM STANDARD & POOR'S NEURAL FAIR VALUE 20 PORTFOLIO


Bensalem, PA, August 17, 2004 - Charming Shoppes, Inc., (NASDAQ-CHRS), a leading retail apparel chain specializing in women's plus-size apparel, today was notified by Standard & Poor's that Charming Shoppes' common stock has been deleted from the Standard & Poor's Neural Fair Value 20 (NFV20) Portfolio.

According to Standard & Poor's, Standard & Poor's Neural Fair Value 20 (NFV20) Portfolio is a list of stocks selected by a quantitative model proprietary to Standard & Poor's, comprised of issues identified by the model as undervalued. There is no subjectivity in selecting stocks for the list but strict adherence to the quantitative model.


Charming Shoppes, Inc. operates 2,232 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.



CONTACT:  Gayle M. Coolick
          Director of Investor Relations
          (215) 638-6955



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHARMING SHOPPES, INC.
                                           ----------------------
                                           (Registrant)




Dated: August 17, 2004                     By:  /S/ ERIC M. SPECTER
                                           ------------------------
                                           Name: Eric M. Specter
                                           Title:  Executive Vice President and
                                           Chief Financial Officer
























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